EXHIBIT 99.2

HEISEY MECHANICAL, LTD.

1

HEISEY MECHANICAL, LTD.

BALANCE SHEET

(unaudited)

June 30,
2023
CURRENT ASSETS
Cash	$709,306
Accounts receivable, net of an allowance for credit losses of $10,000	2,142,418
Prepaid expenses	143,110
Contract Assets	1,283,256
Inventory	315,606
Total current assets	4,593,696

OTHER ASSETS
Right of use assets	364,221

Total assets	$4,957,917

CURRENT LIABILITIES
Accounts payable	$517,102
Current maturities of lease liabilities	142,323
Contract liabilities	221,730
Payroll taxes accrued and withheld	26,985
Accrued expenses	1,011,387
Total current liabilities	1,919,527

LONG-TERM LIABILITIES
Lease liabilities, less current maturities	221,899
Total long-term liabilities	221,899

Total liabilities	2,141,426

Common stock, $1 par value, 100,000 shares authorized, 10,200 shares issued and outstanding	10,200
Additional paid-in capital	-
Retained earnings	2,806,291
Total stockholder’s equity	2,816,491

Total liabilities and stockholder’s equity	$4,957,917

The accompanying notes are an integral part of these consolidated financial statements.

2

HEISEY MECHANICAL, LTD.

STATEMENT OF OPERATIONS

(unaudited)

	For the three months ended	For the six months ended
	June 30,	June 30,
	2023	2023

Revenues	$2,564,112	$5,859,815
Cost of revenues	2,359,661	4,564,200

Gross profit	204,451	1,295,615

General and administrative	418,766	788,646

Loss/(income) from operations	(214,315)	506,969

Other income/(expense)
Interest expense	(2,883)	(6,323)
Other income	424	1,074
Total other income (expense)	(2,459)	(5,249)

Net (loss)/income before income taxes	(216,774)	501,720

Income tax benefit/(expense)	-	-

Net (loss)/income	$(216,774)	$501,720

The accompanying notes are an integral part of these consolidated financial statements.

3

HEISEY MECHANICAL, LTD.

STATEMENT OF STOCKHOLDER’S EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2023

(unaudited)

		Additional
	Common	Paid-in	Retained
	Stock	Capital	Earnings	Total
Balance at December 31, 2022	10,200	-	2,304,571	2,314,771
Net income	-	-	718,494	718,494
Balance at March 31, 2023	10,200	-	3,023,065	3,033,265
Net income	-	-	(216,774)	(216,774)
Balance at June 30, 2023	$10,200	$-	$2,806,291	$2,816,491

The accompanying notes are an integral part of these consolidated financial statements.

4

HEISEY MECHANICAL, LTD.

STATEMENT OF CASH FLOWS

(unaudited)

For the six month ended
June 30, 2023

Operating Activities
Net income	$501,720
Adjustments to reconcile net income to net cash provided by operating activities:
Noncash lease expense	69,603
(Increase) decrease in assets:
Accounts receivable	(277,868)
Contract Assets	952,709
Inventory	(18,011)
Increase (decrease) in liabilities:
Lease liabilities	(69,602)
Accounts payable	(150,754)
Contract liabilities	(887,280)
Accrued expenses and other current liabilities	(19,251)
Net cash provided by operating activities	101,266

Investing activities
Purchases of property and equipment	-
Proceeds from sale of property and equipment	-
Net cash used by investing activities	-

Financing activities
Principal payments of notes payable	(29,276)
Net cash used by financing activities	(29,276)

Net increase in cash	71,990
Cash at beginning of year	637,316
Cash cash at end of period	$709,306

Supplemental Disclosure of Cash Flow Information:
Interest paid	$6,323

The accompanying notes are an integral part of these consolidated financial statements.

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NOTE A - NATURE OF OPERATIONS

The Company is a service contractor/fabricator that specializes in customized metal fabrication in the industrial market. The Company performs specialty projects for commercial and governmental entities in the food, chemical, manufacturing, water treatment, and wastewater treatment industries. Their manufacturing strengths are in the forming and welding of stainless steel, carbon steel, and aluminum. The Company is located in Columbia, Pennsylvania and provide services for customers primarily within 100 miles of the corporate office.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities, if any, at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable

Accounts receivable are stated at outstanding balances, less an allowance for doubtful accounts. The allowance for doubtful accounts is established through provisions charged against income. Accounts deemed to be uncollectible are charged against the allowance, and subsequent recoveries, if any, are credited to the allowance. The allowance for doubtful accounts is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. Management’s periodic evaluation of the adequacy of the allowance is based on experience, aging of the receivables, adverse situations that may affect a customer’s ability to pay, current economic conditions, and other relevant factors. This evaluation is inherently subjective as it requires estimates that may be susceptible to significant change. Unpaid balances remaining after the stated payment terms are considered past due.

Revenue and Cost Recognition

Contracts

The Company’s revenue is derived from contracts with customers. These contracts fall into two categories, “Fixed Price” and Time and Material Price” contracts. The Company determines the appropriate accounting treatment for each contract at its inception.

The Company accounts for a contract when: (i) it has approval and commitment from both parties, (ii) the rights of the parties are identified, (iii) payment terms are identified, (iv) the contract has commercial substance, and (v) collectability of consideration is probable. The Company considers the start of a project to be when the above criteria have been met and it has written authorization from the customer to proceed.

Fixed price contracts

The Company’s revenue from fixed price contracts is recognized on the percentage-of-completion method, measured by the percentage of costs incurred to estimated total costs for each contract. When the job is started and in process, all actual costs incurred (labor and materials) are processed and reconciled at month end. The percentage of completion and revenue earned is calculated at month end. Billings are created based on contract criteria agreed upon and reconciled to determine if any costs in excess of billing or billings in excess of costs exist. Changes in job performance, job conditions, estimated contract costs and profitability, and final contract settlements may result in revisions to costs and income. The effects of these revisions are recognized in the period in which the revisions are determined. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. This measurement and comparison process requires updates to the estimate of total costs to complete the contract, and these updates may include subjective assessments and judgments. For the three and six months ended June 30, 2023, the Company recognized $2,226,840 and 5,026,814 of fixed price contract revenue, respectively.

Time and material price contracts

Revenue from time and material price contracts is recognized based on costs incurred and projected markup on costs. Revenue from these contracts will vary based on actual labor, materials and overhead costs charged to the job and the negotiated billing rates. Contracts are initiated by customers or through bids if with a municipality. Any materials used and time spent within the shop on the job is assigned to the appropriate job and reconciliated monthly. Management bills the customer and records the revenue earned from contract. Depending on the contract terms, billings could be based on certain milestones stipulated in the contract. If this is the case, unbilled revenue is recorded at month end based on time and materials incurred and markup. For the three and six months ended June 30, 2023, the Company recognized $323,151 and 675,866 of time and material price contract revenue, respectively.

Performance Obligations

Generally, the Company’s contracts contain one performance obligation. A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account. The Company’s performance of the contracts with customers typically provides a significant service of integrating a complex set of tasks and components into a single project or capability (even if that single project results in the delivery of multiple units), and as such, the entire contract and/or purchase order is accounted for as one performance obligation. The transaction price is allocated to the performance obligation and recognized as revenue when, or as, the performance obligation is satisfied with the continuous transfer of control to the customer.

Less commonly, a contract may be considered to have multiple performance obligations even when they are part of a single contract. For contracts with multiple performance obligations, the Company allocates the transaction price to each performance obligation using the best estimate of the standalone selling price of each distinct good or service in the contract.

The Company recognizes revenue over time for the majority of the services it performs as (i) control continuously transfers to the customer as work progresses at a project location controlled by the customer and (ii) the Company has the right to bill the customer as costs are incurred.

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Variable Consideration

The transaction price for the Company’s contracts may include variable consideration, which includes changes to transaction price for approved and unapproved change orders, claims and incentives. Change orders, claims and incentives are generally not distinct from the existing contract due to the significant integration service provided in the context of the contract and are accounted for as a modification of the existing contract and performance obligation. The Company estimates variable consideration for a performance obligation at the probability weighted value it expects to receive (or the most probable amount it expects to incur in the case of liquidated damages, if any), utilizing estimation methods that best predict the amount of consideration to which it will be entitled (or will be incurred in the case of liquidated damages, if any). The Company includes variable consideration in the estimated transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur or when the uncertainty associated with the variable consideration is resolved. The Company’s estimates of variable consideration and determination of whether to include estimated amounts in transaction price are based largely on an assessment of its anticipated performance and all information (historical, current and forecasted) that is reasonably available to the Company. The effect of variable consideration on the transaction price of a performance obligation is recognized as an adjustment to revenue on a cumulative catch-up basis. To the extent unapproved change orders and claims reflected in transaction price (or accounted for as a reduction of the transaction price in the case of liquidated damages) are not resolved in the Company’s favor, or to the extent incentives reflected in transaction price are not earned, there could be reductions in, or reversals of, previously recognized revenue.

Contract Assets and Liabilities

Project contracts typically provide for a schedule of billings on percentage of completion of specific tasks inherent in the fulfillment of the Company’s performance obligation(s). The schedules for such billings usually do not precisely match the schedule on which costs are incurred. As a result, contract revenue recognized in the statements of operations can and usually does differ from amounts that can be billed to the customer at any point during the contract. Amounts by which cumulative contract revenue recognized on a contract as of a given date exceeds cumulative billings and unbilled receivables to the customer under the contract are reflected as a current asset in the balance sheets under the caption “Costs and estimated earnings in excess of billings on uncompleted contracts.” Amounts by which cumulative billings to the customer under a contract as of a given date exceed cumulative contract revenue recognized are reflected as a current liability in the balance sheets under the caption “Billings in excess of costs and estimated earnings on uncompleted contracts.” Conditional retainage represents the portion of the contract price withheld until the work is substantially complete for assurance of the Company’s obligations to complete the job. Retainage for which the Company has an unconditional right to payment that is only subject to the passage of time are classified as contract receivable. Retainage subject to conditions other than the passage of time do not meet the definition of a receivable and are therefore included in contract assets and contract liabilities, as determined on a contract-by-contract basis. Stored materials represent items purchased in advance of its use on contracts and stored on the work sight. Revenues on uninstalled materials are recognized when control is transferred to the customer. Under certain circumstances (e.g., transfer of control occurs significantly before services are provided, the cost of the material is significant), revenue on certain uninstalled third-party materials is recognized when the cost is incurred; however, profit is not recognized until the material is ultimately in the project.

The opening and closing balances of contract receivables, contract assets and contract liabilities from contracts with customers are as follows:

	Contract Receivables	Contract Assets	Contract Liabilities
Balance, January 1, 2023	$1,861,425	$2,235,965	$1,109,010
Balance, June 30, 2023	$2,142,418	$1,283,256	$221,730

The following is a summary of the Company’s uncompleted contracts:

Six months ended
June 30, 2023

Costs incurred on uncompleted contracts	$7,191,789
Estimated gross profit	1,370,544
8,562,333

Applicable billings to date	(8,272,190)
$290,143

June 30, 2023
Included in the accompanying balance sheet under the following captions

Contract Assets
Cost in excess	$511,873
Unbilled receivable	116,908
Conditional retainage	534,418
Total Contract Assets	$1,163,199

Contract liabilities
Billings in excess	221,730
Total Contract liabilities	$221,730

For the six months ended June 30, 2023, net revenue recognized from the Company’s performance obligations satisfied in previous periods was not material. As of June 30, 2023, conditional retainage of 85,410 was considered long-term.

Inventory

Inventory consists of parts and supplies held for use in the ordinary course of business. Inventory is valued at the net realized value, with cost determined principally on the first-in, first-out method. To the extent that we determine that we are holding excess or obsolete inventory, we write down the value of our inventory to its net realizable value. Such write-downs are reflected in cost of revenue. Where shipping and handling costs on inventory purchases are borne by the Company, these charges are included in inventory and charged to cost of services upon use in the Company’s projects or the providing of services.

Property and Equipment

Property and equipment are carried at cost. Any self-constructed property and equipment is recorded at the total cost of the materials plus a standard cost for labor and overhead. Depreciation of property and equipment is determined using the straight-line method for financial statement purposes at rates based on the following estimated useful lives:

Office Furniture and Fixtures	3 - 10 years
Machinery and Other Equipment	5 - 10 years
Vehicles	5 years
Leasehold improvements	Shorter of lease term or of life of asset

Expenditures for major improvements that extend the useful lives of equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Leases

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842)”, and subsequent related updates, to revise the accounting for leases. The Company adopted this guidance effective January 1, 2022, on a modified retrospective basis.

The Company is obligated under non-cancelable operating leases for properties. The Company determines if an arrangement is a lease at inception by assessing whether a contract contains a right to control an identified asset for a period of time in exchange for consideration. Once a contract is determined to be a lease, the Company determines if a lease is an operating or financing lease. Operating leases are included in operating lease right-of-use assets and operating lease liabilities (current and long-term) commencing at January l, 2022. For purposes of calculating operating lease liabilities, lease terms include the option to extend or terminate the lease when it is reasonably certain that the Company will exercise that option and begins when the Company has control and possession of the leased property, which may be before payments are due under the lease.

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Operating right-of-use assets and operating lease liabilities are recognized based on the present value of lease payments, discounted using the Company’s incremental borrowing rate, over the lease term at the commencement date. The Company continues to account for lease and non-lease components (Such as property taxes, insurance, and maintenance costs) as total lease consideration and therefore classifies common maintenance fees that are included in the monthly payments as lease payments within the lease agreement. The expense for the Company’s leases is recognized on a straight-line basis over the lease term. Leases with terms less than 12 months are not included on the balance sheet.

Long-Lived Assets

Management reviews the carrying value of long-lived assets on an ongoing basis. When factors indicate that a long-lived asset may be impaired, management uses an estimate of the undiscounted future cash flows over the remaining life of the asset in measuring whether the long-lived asset’s carrying value is recoverable. If such an analysis indicates that impairment has in fact occurred, the book value of the long-lived asset is written down to its fair value, which is estimated using discounted future cash flows. Management has concluded that no impairment adjustments were required during the six months ended June 30, 2023.

Income Taxes

The Company, with the consent of its stockholders, has elected under the Internal Revenue Code and Pennsylvania and other states’ tax law to be an S corporation. In lieu of corporation income taxes, the stockholders of an S corporation are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for income taxes has been included in these financial statements.

Advertising

The Company expenses advertising and promotion costs as incurred. Total advertising and promotion costs amounted to $594 and $3,701 for the three and six months ended June 30, 2023, respectively.

Presentation of Sales Tax Collected and Remitted

Various states the Company does business in impose sales tax at varying rates on the Company’s sales to non-exempt customers. The Company collects sales tax from customers and remits the entire amount to the applicable states. The Company’s accounting policy is to exclude the tax collected and remitted to the states from revenue and cost of contracts.

New Accounting Pronouncement

ASU No. 2016-13

In June 2016 the FASB issued ASU No. 2016-13. Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which makes significant changes to the accounting for credit losses on financial assets and disclosures about them. The guidance applies to a wide variety of financial assets including trade receivables and contract assets and is effective for the Company for annual reporting periods beginning after December 15, 2022, and interim periods therein. The new guidance on the current expected credit loss (‘CECL”) impairment model requires an estimate of expected credit losses, measured over the contractual life of an asset, that considers forecasts of future economic conditions in addition to information about past events and current conditions. It requires entities to consider the risk of loss even if it is remote, which may result in the recognition of credit losses on assets that do not have evidence of credit deterioration. Adoption did not have a material impact on financial position, results of operations or cash flows.

NOTE C – CHANGE IN ESTIMATE

During the six months ended June 30, 2023, the Company had an increase in estimated profit on contracts, which resulted in a current period increase in net income of approximately 29,000. The increase would have been reported in the preceding period had the increase in estimated profit been known at that time. Revisions in estimated profits are made in the period in which the circumstances requiring revisions become known.

NOTE D – ACCOUNTS RECEIVABLE

Accounts receivables, net consist of the following:

June 30, 2023
Accounts receivable	$2,152,418
Allowance for credit losses	(10,000)
$2,142,418

Accounts receivable include amounts due for services rendered.

Allowance for doubtful accounts includes estimated losses resulting from the inability of our customers to make the required payments.

NOTE E – INVENTORY.

Inventory represents raw materials stored at the Company’s facility for use in current or future projects.

The Company does not have any allowance for obsolete inventory as of the balance sheet date.

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NOTE F – ACCRUED EXPENSES

Accrued expenses consist primarily of accrued dividends of $993,500 due to the owner. The Company is an S-Corp and at year-end and profits are distributed to the owners annually.

NOTE G - LEASES

The Company entered into a contractual arrangement for the right to use facilities. The lease term was four years for the facilities. The lease agreements do not contain any material residual value guarantees or restrictive covenants.

Operating lease liabilities were $364,222 as of June 30, 2023, with the current portion of $142,323 reported on the balance sheet as “Current maturities of lease liabilities” as of June 30, 2023.

June 30, 2023
Lease liabilities - current portion
Operating leases	142,323
$142,323

Lease liabilities - net of current portion
Operating leases	221,899
$221,899

A reconciliation of undiscounted cash flows to operating lease liabilities recognized in the balance sheet at June 30, 2023, is set forth below:

Years ending December 31,	Operating Leases
2023	$75,600
2024	151,200
2025	151,200
2026	-
2027	-
Undiscounted lease payments	378,000
Amount representing interest	(13,778)
Discounted lease payments	$364,222

Additional disclosures of lease data are set forth below:

	For the three months ended	For the six months ended
	June 30, 2023	June 30, 2023
Lease costs:
Operating lease costs:
Amortization of right-of-use assets	34,802	69,603
Total lease cost	$34,802	$69,603

Other information:
Cash paid for amounts included in the measurement of lease liabilities:
Operating leases	$37,800	$75,600

Weighted-average remaining lease term - operating leases (months)		30

Weighted-average discount rate - operating leases		3.08%

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NOTE H – RETIREMENT PLAN

The Company provides a retirement plan for the benefit of most employees that includes a 401(k) provision which allows employees to contribute and defer taxes on a portion of their compensation. The Company has the option to match employee contributions and/or make additional profit-sharing contributions to the plan. The Company’s matching contributions, which are included in employee benefits in general and administrative expenses, totaled $8,836, and $14,388 for the three and six months ended June 30, 2023, respectively. The Company did not make any additional profit-sharing contributions to the plan for the three and six months ended June 30, 2023.

NOTE I - DEMAND NOTES PAYABLE - BANK

The Company has entered into an agreement with a bank whereby it may borrow $1,000,000 on a line of credit. The Company had $0 outstanding balances on this line of credit as of June 30, 2023. Interest is payable at the daily Bloomberg Short-Term Bank Yield (BSBY) rate plus 3.00%. The line of credit is part of a money management program and includes an overdraft protection plan. Funds are available, through the line of credit, to cover cash payments and any funds drawn will reduce the amount available on the line of credit. The overdraft balance, which is included in the line of credit outstanding balance, was $0 as of June 30, 2023. The line of credit is collateralized by substantially all of the Company’s assets. Additionally, the line of credit agreement includes various general and financial covenants.

The Company has entered into an agreement with a bank whereby it may borrow $250,000 on an equipment revolving line of credit. Interest on the line of credit is payable at the daily BSBY rate plus 3.00% on any outstanding balance. Advances on the line of credit are converted to long-term debt with a maximum term of five years and a fixed rate determined at the time of conversion. The Company had no outstanding balance on the line of credit as of June 30, 2023

NOTE J - CONTINGENCIES

Partially Self-Insured Medical Benefit

The Company partially self-insures the medical benefits for its employees. The Company is responsible for the payment of claims up to $35,000 a year per employee and an aggregate amount of $256,262 for the Company. A major medical policy is in place to cover claims in excess of the amounts stated above. At June 30, 2023, the Company did not have any self-insurance accruals for claims incurred but not paid.

The measurement of these costs requires judgments about the present and expected level of cost per claim. The Company accounts for these costs by reviewing the claims outstanding and projecting the payments.

The Company believes the use of this method provides a consistent and effective way to measure this accrual. However, the use of any estimation technique is inherently sensitive given the claims involved and the length of time that there often is until the ultimate cost is known. Changes in healthcare costs and other factors can materially affect the estimates for this liability.

NOTE K - CONCENTRATIONS AND CASH AND CREDIT RISKS

At times during the three and six months ended June 30, 2023, the Company’s cash balances may have exceeded federally insured limits.

At June 30, 2023, approximately 20% of the Company’s accounts receivable were from one customer.

For the six months ended June 30, 2023, approximately 29.5% of the Company’s revenues were from one customer.

NOTE L - PAYCHECK PROTECTION PROGRAM LOAN FORGIVENESS

As a result of the global pandemic that has previously negatively impacted the Company in 2021, the Company received its second forgivable unsecured Small Business Administration loan under the Paycheck Protection Program to help cover payroll, rent, utility, and other eligible expenses. The loan is eligible for full or partial forgiveness if the Company incurs sufficient eligible expenses during the covered period and meets certain other criteria. The loan is secured, bears interest at a rate of 1%, and has a five-year term. The loan is guaranteed by the Small Business Administration (SBA).

The Company received the loan in the amount of $636,207 in March 2021. The covered period started in March 2021 and ended in September 2021. The Company met the criteria, submitted the loan forgiveness application to the SBA, and received full forgiveness in October 2021. PPP loans that were forgiven are subject to audit by Small Business Administration for six years.

NOTE M – SUBSEQUENT EVENTS

The Company has evaluated subsequent events up to the date the financial statements were issued. The Company has concluded that the following subsequent events require recognition or disclosure in the condensed consolidated financial statements.

On July 1, 2023, Advanced Industrial Services, Inc.,(“AIS”) a Pennsylvania corporation and a wholly owned subsidiary of Cemtrex, Inc., completed the acquisition of Heisey Mechanical, Ltd. The Acquisition was effected pursuant to the Asset Purchase Agreement, dated as of June 7, 2023.

The purchase price allocation presented below is still preliminary but has been developed based on an estimate of fair values of Heisey’s identifiable tangible and intangible assets acquired and liabilities assumed as of July 1, 2023. The final allocation of the purchase price will be determined within one year from the closing date of the Heisey acquisition.

The consideration transferred and preliminary allocation of Heisey’s tangible and intangible assets and liabilities, are as follows:

Consideration Transferred:
Cash	$393,291
Seller’s note	240,000
Financed amount	2,160,000
Total consideration transferred	$2,793,291

Purchase Price Allocation:
Inventory	300,000
Contract assets	667,259
Machinery and Equipment	1,625,000
Contract liabilities	(216,469)
Accrued Expenses	(57,499)
Goodwill	475,000
Total consideration transferred	$2,793,291

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